UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 19, 2018

ZYNERBA PHARMACEUTICALS, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-37526	26-0389433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 W. Lancaster Avenue, Suite 300

Devon, PA 19333

(Address of Principal Executive Offices)

(484) 581-7505

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01      Entry into a Material Definitive Agreement.

On July 20, 2018, Zynerba Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co., as representative of the underwriters named therein (the “Underwriters”), relating to the offering, issuance and sale (the “Offering”) of 4,062,500 shares of the Company’s common stock, par value $0.001 per share, at a public offering price of $8.00 per share. Pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase additional shares of Common Stock in an amount not to exceed 609,375 shares. The net proceeds to the Company from this offering, excluding any exercise by the underwriters of their 30-day option to purchase additional shares, are expected to be approximately $30.0 million after deducting underwriting discounts and commissions and estimated expenses payable by the Company. The closing of the sale of the shares in the Offering is expected to occur on or about July 24, 2018, subject to customary closing conditions. All of the shares in the offering are being sold by the Company.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-218638) previously filed with the Securities and Exchange Commission (the “SEC”) and a related prospectus supplement and accompanying prospectus filed with the SEC.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. In addition, pursuant to the terms of the Underwriting Agreement, the Company and its executive officers and directors have entered into agreements with the Underwriters providing that the Company and each of these persons may not, without the prior written approval of Cantor, subject to limited exceptions, offer, sell, transfer or otherwise dispose of the Company’s securities for a period of 90 days following the Offering.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The legal opinion of Pepper Hamilton LLP relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01      Other Events.

On July 19, 2018, the Company issued a press release announcing the Offering, and on July 20, 2018, the Company issued a press release announcing the pricing of the Offering. A copy of each press release is filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations with respect to the Offering and its expected and intended use of proceeds from the Offering.  These and any other forward-looking statements in this report are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from the Company’s current expectations. Management’s expectations and, therefore, any forward-looking statements in this report could also be affected by risks and uncertainties relating to a number of other factors, including risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the Offering and the Company’s expectations regarding the completion and timing of the Offering and the intended use of proceeds from the Offering. This list is not exhaustive and these and other risks are described in the Company’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Any forward-looking statements that the Company makes in this report speak only as of the date of this report. The Company assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise, after the date of this report.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

1.1	Underwriting Agreement, dated July 20, 2018, by and between Zynerba Pharmaceuticals, Inc. and Cantor Fitzgerald & Co., as representative of the underwriters named therein.

5.1	Opinion of Pepper Hamilton LLP.

23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).

99.1	Press Release dated July 19, 2018.

99.2	Press Release dated July 20, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2018

ZYNERBA PHARMACEUTICALS, INC.

By:	/s/ Suzanne Hanlon
Name: Suzanne Hanlon
Title: Secretary, Vice President and General Counsel